Exhibit 99

NEWS RELEASE

For Immediate Release
July 24, 2006

For Further Information Contact:
David L. Bumgarner, Chief Financial Officer
(304) 769-1169

City Holding Company Announces Increased Second Quarter Earnings

Charleston, West Virginia - City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced net income for the second quarter of $13.8 million, or diluted earnings per share of $0.77 compared to $12.3 million, or $0.71 per diluted share in the second quarter of 2005, an 8.5% increase. For the second quarter of 2006, the Company achieved a return on assets of 2.17%, a return on equity of 18.8%, a net interest margin of 4.58%, and an efficiency ratio of  44.1%.

Key components of the increase in net income were increases in net interest income of $2.3 million and non-interest income (principally service charge revenue) of $1.4 million. These increases were partially offset by the provision for loan losses of $0.7 million in the second quarter of 2006, as compared to no provision for loan losses in the second quarter of 2005 and increased non-interest expenses of $0.8 million (principally salaries and benefits). The Company completed the acquisition of Classic Bancshares, Inc. on May 20, 2005.

Charles Hageboeck, Chief Executive Officer and President, stated, “I am very pleased with City’s continuing success during the second quarter of 2006. The Company achieved a significant increase in its’ earnings per share despite the impact of the provision for loan losses in the second quarter of 2006 (as compared to no such provision in the second quarter of 2005) and a decrease of over $300,000 in interest income associated with previously securitized loans (whose balances decreased 45%). As compared to the prior year ended June 30, 2005, our net interest margin was higher, efficiency ratio better, and profitability as measured by our return on assets was higher. Loans and deposits both grew meaningfully in an economic environment that has been somewhat challenging for banks. Asset quality, as measured by non-performing assets, remained stable and at very desirable levels as compared to many of our peers and our level of net charge-offs was well within acceptable limits. The bank is extremely well capitalized and highly liquid. In summary, the Company is performing well against all measures. The Company used some of its’ profits to repurchase approximately 271,000 shares of common stock during the second quarter. Based on our continued success in the second quarter of 2006, we believe that the Company remains well positioned to maintain our solid performance on behalf of our shareholders throughout the remainder of the year.”

For the six months ended June 30, 2006, City’s net income grew 10.8% to $26.6 million compared to $24.0 million in the first half of 2005. Diluted earnings per share grew 6.4% to $1.49 per share for the six months ended June 30, 2006 as compared to $1.40 per share for the six months ended June 30, 2005.

Net Interest Income

The Company’s tax equivalent net interest income increased $2.3 million, or 9.7%, from $23.9 million during the second quarter of 2005 to $26.2 million during the second quarter of 2006. This increase was primarily attributable to a widening of the Company’s net interest margin from increasing rates, which increased net interest income by $2.1 million from the second quarter of 2005. The increase was due primarily to an increase of 89 basis points in the Company’s traditional loan portfolio (residential real estate, home equity, commercial, and installment loans). As a result, interest income from the Company’s traditional loan portfolio increased $3.7 million from the second quarter of 2005. Also contributing to increased interest income was growth in the Company’s traditional loan portfolio due to internal growth and the acquisition of Classic Bancshares, Inc. during the second quarter of 2005. As a result of this growth of $185 million, or 12.89%, in the average balances of traditional loan products, interest income from these loans increased $2.7 million.

These increases were partially offset by increased interest expense associated with higher rates paid on deposits and increased balances of deposits. Interest expense increased $2.7 million due to a 75 basis point increase in the rate paid on interest bearing deposits from the second quarter of 2005. Meanwhile, increased average balances of deposits of $190 million, or 13.2%, from the second quarter of 2005 was due to internal growth and the acquisition of Classic during the second quarter of 2005. Growth in average balances of deposits increased interest expense by $1.2 million.

Interest income from previously securitized loans decreased $0.3 million from the second quarter of 2005. This decrease was related to a decrease in the average balance of the loans from $45.6 million for the quarter ended June 30, 2005, to $24.0 million for the quarter ended June 30, 2006. However, this reduction was partially mitigated as the yield on these loans rose from 25.0% from the second quarter of 2005 to 41.9% for the second quarter of 2006 (see Previously Securitized Loans section for further discussion).

Credit Quality

At June 30, 2006, the Allowance for Loan Losses (“ALLL”) was $16.6 million or 1.00% of total loans outstanding and 445% of non-performing loans compared to $18.3 million or 1.14% of loans outstanding and 464% of non-performing loans at June 30, 2005, and $16.8 million or 1.04% of loans outstanding and 402% of non-performing loans at December 31, 2005. As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $0.7 million in the second quarter of 2006 and no provision in the second quarter of 2005. The provision for loan losses also decreased slightly from $1.0 million in the first quarter of 2006 primarily due to recent improvements within the Company’s home equity and consumer portfolios.

Changes in the amount of the provision and related allowance are based upon City’s detailed methodology and are directionally consistent with changes in quality of the Company’s loan portfolio.

The Company had net charge-offs of $0.9 million for the second quarter of 2006, with depository accounts representing $0.6 million of this total. While charge-offs on depository accounts are appropriately taken against the ALLL, the revenue associated with depository accounts is reflected in service charges and has been steadily growing as the core base of checking accounts has grown. Net charge-offs on real estate loans and installment loans were $0.2 million and $0.1 million, respectively, while commercial loans experienced no net charge-offs for the quarter ended June 30, 2006.

Due to a number of strategic initiatives to strengthen the loan portfolio implemented by management in recent years, including tightening credit standards, changing the overall mix of the portfolio to include a higher proportion of real estate secured loans, and identifying and charging off or resolving problem loans, the quality of the Company’s loan portfolio remains solid. At June 30, 2006, non-performing assets as a percentage of loans and other real estate owned were 0.25%. Average non-performing assets as a percentage of loans and other real estate owned for the Company’s peer group (bank holding companies with total assets between $1 and $5 billion) for the most recently reported quarter ended March 31, 2006, were 0.71%. Another contributing factor that has enabled the Company to maintain its’ allowance at lower levels than peers is the composition of the Company’s loan portfolio, which is weighted more heavily toward residential mortgage loans and less toward non-real estate secured commercial loans than its’ peers. As a result, the Company’s ALLL as a percentage of loans outstanding is 1.00% at June 30, 2006, compared to the average of the Company’s peer group of 1.20% for the most recently reported quarter. The Company believes its’ methodology for determining the adequacy of its’ ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Net of investment securities gains, non-interest income increased $1.4 million, or 11.4%, to $13.5 million in the second quarter of 2006 as compared to $12.1 million in the second quarter of 2005. The largest source of non-interest income is service charges from depository accounts, which increased $1.2 million, or 12.6%, from $9.7 million during the second quarter of 2005 to $10.9 million during the second quarter of 2006. This increase is due to an increase in the utilization of services by the Company’s expanding customer base. On a year-to-date basis, non-interest income increased $2.3 million, or 9.8%, exclusive of security gains primarily due to increases in service charges.

Non-interest Expenses

Non-interest expenses increased $0.8 million from $16.8 million in the second quarter of 2005 to $17.6 million in the second quarter of 2006. The increase in non-interest expenses for the quarter and year to date was primarily attributable to increased compensation expenses and other miscellaneous non-interest expenses related to the Company’s acquisition of Classic Bancshares, Inc. during the second quarter of 2005.

The Company’s efficiency ratio improved from 46.9% for the quarter ended June 30, 2005 to 44.1% for the quarter ended June 30, 2006, reflecting ongoing strength in managing expenses while increasing revenues. The average efficiency ratio for the Company’s peer group for the most recently reported quarter ended March 31, 2006, was 61.1%. For the six months ended June 30, 2006, the efficiency ratio improved to 44.69% from 47.12% for the six months ended June 30, 2005.

Balance Sheet Trends

As compared to December 31, 2005, loans have increased $46.1 million at June 30, 2006. The primary reasons for this growth are increases in targeted areas of commercial loans of $38.9 million, home equity loans of $11.6 million and residential real estate loans of $8.6 million. These increases were partially offset by decreases in previously securitized loans of $8.0 million (see discussion below) and installment loans of $5.0 million. The Company was successful in increasing residential real estate loans and home equity loans despite continued difficulties imposed by the flat yield curve that has resulted in borrowers refinancing into fixed rate mortgages. Total average depository balances increased $63.0 million, or 13.3% on an annualized basis, from the quarter ended December 31, 2005 to the quarter ended June 30, 2006. This growth was primarily in time deposits, which have increased $56.1 million from the quarter ended December 31, 2005.

Previously Securitized Loans

Between 1997 and 1999, the Company originated and securitized $760 million in 125% loan to value junior-lien underlying mortgages in six separate pools. The Company had a retained interest in the residual cash flows associated with these underlying mortgages after satisfying priority claims. Principal amounts owed to investors in the securitizations were evidenced by notes that were subject to redemption under certain circumstances. When the notes were redeemed during 2003 and 2004, the Company became the beneficial owner of the mortgage loans and recorded the loans as “Previously Securitized Loans” within the loan portfolio. At June 30, 2006, the Company reported “Previously Securitized Loans” of $22.3 million compared to $41.7 million and $30.3 million at June 30, 2005 and December 31, 2005, respectively, representing a decrease of 46.6% and 26.5%, respectively.

Because the carrying value of the previously securitized loans incorporates discounts for expected prepayment and default rates, the carrying value of the loans is generally less than the contractual outstanding balance of the loans. As of June 30, 2006, the contractual outstanding balances of the mortgages securitized were $40.0 million while the carrying value of these assets was $22.3 million. The difference between the carrying value and the contractual outstanding balance of previously securitized loans is accreted into interest income over the life of the loans. An impairment charge on previously securitized loans would be provided through the Company’s provision and allowance for loan losses if the discounted present value of estimated future cash flows declines below the recorded value of previously securitized loans.

The Company estimates the net carrying value of previously securitized loan balances and related interest income to decrease as shown below:

	12/31 Balance (in millions)*	Annualized Interest Income (in millions)*	Effective Annualized Yield*
2005	$30.3	$11.4	27%
2006	18.4	9.5	42%
2007	13.7	6.8	42%
2008	10.4	5.1	42%
2009	7.9	3.9	42%

* - 2005 amounts are based on actual results. 2006 amounts are based on actual results through 6/30/06 and estimated amounts for the remainder of the year. 2007, 2008 and 2009 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates. Actual performance could be different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

The yield on the previously securitized loans was 41.9% for the quarter ended June 30, 2006, compared to 39.1% for the quarter ended March 31, 2006, and 25.0% for the quarter ended June 30, 2005. The yield on the previously securitized loans has increased due to improved cash flows from net default rates being less than previously estimated. The lower net default rates resulted from the Company’s assumption of the servicing of all of the pool balances during the second quarter of 2005. This favorably impacted the yield realized on the previously securitized loans by eliminating the servicing fees previously being paid to the external servicing agent and increased internal collection efforts that have resulted in enhanced levels of recoveries on previously charged-off loans. Subsequent to our assumption of the servicing of these loans, the Company has averaged net recoveries of approximately $485,000 per month. The Company does not believe that continued net recoveries at this rate can be sustained indefinitely. As a result of these net recoveries which are accreted into income over the remaining expected life of the loans, together with the improvements associated with lower servicing costs, the Company now projects that the yield on these loans will be in the range of 41-43%.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital. With respect to liquidity, the Company’s loan to deposit ratio was 84.1% and the loan to asset ratio was 65.8% at June 30, 2006. The Company maintained investment securities totaling 22.5% of assets as of this date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 43.3% of assets at June 30, 2006. Time deposits fund 34.9% of assets at June 30, 2006, but very few of these deposits are in accounts that have balances of more than $150,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. Capitalization (as measured by average equity to average assets) was 11.5% for the quarter ended June 30, 2006 as a result of the Company’s strong earnings. With respect to regulatory capital, at June 30, 2006, the Company’s Leverage Ratio is 10.34%, the Tier I Capital ratio is 14.58%, and the Total Risk-Based Capital ratio is 15.53%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

The Company’s tangible equity ratio was 9.1% at June 30, 2006 compared with a tangible equity ratio of 8.9% at June 30, 2005. During the second quarter of 2006, the Company repurchased 271,481 common shares at a weighted average price of $35.72 as part of a 1 million share repurchase plan authorized by the Board of Directors in June 2005. Between December 31, 2005 and June 30, 2006, the Company repurchased a total of 572,053 shares representing 3.2% of total shares outstanding. Due to the Company’s strong earnings, the Company was able to both repurchase these shares and increase its’ tangible equity ratio.

As a result of repurchases completed in the second quarter of 2006, the Company’s average outstanding shares decreased 109,000 shares during the quarter, providing the Company’s shareholders increased earnings capacity as shares repurchased improve earnings per share on the remaining shares outstanding. The Company has 222,847 shares remaining under the plan approved by the Board of Directors in June 2005.

City Holding Company is the parent company of City National Bank of West Virginia. City National operates 67 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its’ expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (12) the Company may experience difficulties growing loan and deposit balances.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	June 30	June 30	Percent
	2006	2005	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$26,171	$23,863	9.67%
Net Income	13,761	12,349	11.43%
Earnings per Basic Share	0.78	0.72	8.33%
Earnings per Diluted Share	0.77	0.71	8.45%

Key Ratios (percent):
Return on Average Assets	2.17%	2.09%	3.77%
Return on Average Equity	18.83%	19.76%	(4.74)%
Net Interest Margin	4.58%	4.42%	3.56%
Efficiency Ratio	44.11%	46.90%	(5.95)%
Average Shareholders' Equity to Average Assets	11.51%	10.57%	8.93%

Risk-Based Capital Ratios (a):
Tier I	14.57%	14.38%	1.32%
Total	15.52%	15.43%	0.58%

Average Tangible Equity to Average Tangible Assets	9.13%	8.91%	2.50%

Common Stock Data:
Cash Dividends Declared per Share	$0.28	$0.25	12.00%
Book Value per Share	16.17	15.56	3.95%
Tangible Book Value per Share	12.80	12.13	5.53%
Market Value per Share:
High	37.31	37.00	0.84%
Low	34.53	27.57	25.24%
End of Period	36.14	36.52	(1.04)%

Price/Earnings Ratio (b)	11.58	12.68	(8.65)%
	Six Months Ended
	June 30	June 30	Percent
	2006	2005	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$52,276	$46,360	12.76%
Net Income	26,627	24,027	10.82%
Earnings per Basic Share	1.49	1.42	4.93%
Earnings per Diluted Share	1.49	1.40	6.43%

Key Ratios (percent):
Return on Average Assets	2.12%	2.10%	0.80%
Return on Average Equity	18.10%	20.30%	(10.88)%
Net Interest Margin	4.64%	4.44%	4.60%
Efficiency Ratio	44.69%	47.12%	(5.17)%
Average Shareholders' Equity to Average Assets	11.69%	10.33%	13.11%

Common Stock Data:
Cash Dividends Declared per Share	$0.56	$0.50	12.00%
Market Value per Share:
High	37.64	37.00	1.73%
Low	34.53	27.57	25.24%

(a) June 30, 2006 risk-based capital ratios are estimated.
(b) June 30, 2006 price/earnings ratio computed based on annualized second quarter 2006 earnings.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2002	$8.92	$9.40	$9.64	$9.93	$12.04	$30.20
2003	10.10	10.74	11.03	11.46	25.50	37.15
2004	12.09	11.89	12.70	13.03	27.30	37.58
2005	13.20	15.56	15.99	16.14	27.57	39.21
2006	16.17	16.17			34.53	37.64

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2002	$0.38	$0.45	$0.53	$0.56	$1.92
2003	0.56	0.73	0.69	0.64	2.62
2004	0.66	0.80	0.66	0.67	2.79
2005	0.70	0.72	0.73	0.72	2.87
2006	0.71	0.78			1.49

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2002	$0.38	$0.45	$0.52	$0.55	$1.90
2003	0.55	0.72	0.68	0.63	2.58
2004	0.65	0.79	0.65	0.66	2.75
2005	0.69	0.71	0.72	0.72	2.84
2006	0.71	0.77			1.49

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended June 30,
	2006	2005
Interest Income
Interest and fees on loans	$30,651	$24,523
Interest on investment securities:
Taxable	7,489	7,682
Tax-exempt	455	447
Interest on deposits in depository institutions	415	24
Total Interest Income	39,010	32,676

Interest Expense
Interest on deposits	10,520	6,605
Interest on short-term borrowings	1,326	787
Interest on long-term debt	1,239	1,662
Total Interest Expense	13,085	9,054
Net Interest Income	25,925	23,622
Provision for loan losses	675	-
Net Interest Income After Provision for Loan Losses	25,250	23,622

Non-Interest Income
Investment securities gains	-	18
Service charges	10,903	9,685
Insurance commissions	521	545
Trust and investment management fee income	504	462
Bank owned life insurance	678	545
Other income	857	843
Total Non-Interest Income	13,463	12,098

Non-Interest Expense
Salaries and employee benefits	8,764	8,404
Occupancy and equipment	1,624	1,564
Depreciation	1,071	994
Professional fees and litigation expense	571	514
Postage, delivery, and statement mailings	689	615
Advertising	755	762
Telecommunications	525	513
Bankcard expenses	458	560
Insurance and regulatory	381	365
Office supplies	372	275
Repossessed asset (gains) losses, net of expenses	(129)	(16)
Other expenses	2,474	2,289
Total Non-Interest Expense	17,555	16,839
Income Before Income Taxes	21,158	18,881
Income tax expense	7,397	6,532
Net Income	$13,761	$12,349

Basic earnings per share	$0.78	$0.72
Diluted earnings per share	$0.77	$0.71
Average Common Shares Outstanding:
Basic	17,719	17,268
Diluted	17,772	17,477

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Six Months Ended June 30,
	2006	2005
Interest Income
Interest and fees on loans	$60,214	$46,713
Interest on investment securities:
Taxable	14,748	15,328
Tax-exempt	922	882
Interest on deposits in depository institutions	566	42
Interest on federal funds sold	-	4
Total Interest Income	76,450	62,969

Interest Expense
Interest on deposits	19,721	12,473
Interest on short-term borrowings	2,452	1,364
Interest on long-term debt	2,499	3,247
Total Interest Expense	24,672	17,084
Net Interest Income	51,778	45,885
Provision for loan losses	1,675	-
Net Interest Income After Provision for Loan Losses	50,103	45,885

Non-Interest Income
Investment securities gains	-	21
Service charges	20,764	18,128
Insurance commissions	1,135	1,137
Trust and investment management fee income	1,070	1,053
Bank owned life insurance	1,215	1,536
Other income	1,667	1,667
Total Non-Interest Income	25,851	23,542

Non-Interest Expense
Salaries and employee benefits	17,396	16,324
Occupancy and equipment	3,223	3,039
Depreciation	2,121	1,938
Professional fees and litigation expense	966	1,079
Postage, delivery, and statement mailings	1,333	1,268
Advertising	1,529	1,467
Telecommunications	1,001	986
Bankcard expenses	1,001	1,085
Insurance and regulatory	769	731
Office supplies	754	478
Repossessed asset (gains) losses, net of expenses	(125)	(15)
Loss on early extinguishment of debt	282	-
Other expenses	4,802	4,472
Total Non-Interest Expense	35,052	32,852
Income Before Income Taxes	40,902	36,575
Income tax expense	14,275	12,548
Net Income	$26,627	$24,027

Basic earnings per share	$1.49	$1.42
Diluted earnings per share	$1.49	$1.40
Average Common Shares Outstanding:
Basic	17,860	16,938
Diluted	17,917	17,146

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2006	June 30, 2005

Balance at April 1	$288,376	$219,302

Net income	13,761	12,349
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(2,994)	2,660
Change in derivative instruments	(503)	(104)
Cash dividends declared ($0.28/share)	(4,919)	-
Cash dividends declared ($0.25/share)	-	(4,497)
Issuance of 1,580,034 shares for acquisition of Classic Bancshares, net
108,173 owned and transferred to treasury	-	54,339
Issuance of stock award shares, net	20	-
Exercise of 5,132 stock options	68	-
Exercise of 15,018 stock options	-	200
Excess tax benefits on stock compensation	22	-
Purchase of 271,481 common shares of treasury	(9,711)	-
Purchase of 139,776 common shares of treasury	-	(4,625)
Balance at June 30	$284,120	$279,624

	Six Months Ended
	June 30, 2006	June 30, 2005

Balance at January 1	$292,141	$216,080

Net income	26,627	24,027
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(3,911)	(2,086)
Change in derivative instruments	(1,012)	(104)
Cash dividends declared ($0.56/share)	(9,907)	-
Cash dividends declared ($0.50/share)	-	(8,651)
Issuance of 1,580,034 shares for acquisition of Classic Bancshares, net
108,173 owned and transferred to treasury	-	54,339
Issuance of stock award shares, net	187	-
Issuance of 4,800 stock award shares	-	147
Exercise of 32,007 stock options	425	-
Exercise of 38,368 stock options	-	497
Excess tax benefits on stock compensation	195	-
Purchase of 572,053 common shares of treasury	(20,625)	-
Purchase of 139,776 common shares of treasury	-	(4,625)
Balance at June 30	$284,120	$279,624

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	June 30	March 31	Dec. 31	Sept. 30	June 30
	2006	2006	2005	2005	2005

Interest income	$39,010	$37,441	$36,639	$35,910	$32,676
Taxable equivalent adjustment	246	252	269	273	241
Interest income (FTE)	39,256	37,693	36,908	36,183	32,917
Interest expense	13,085	11,588	11,064	10,290	9,054
Net interest income	26,171	26,105	25,844	25,893	23,863
Provision for loan losses	675	1,000	800	600	-
Net interest income after provision
for loan losses	25,496	25,105	25,044	25,293	23,863

Noninterest income	13,463	12,389	13,537	13,012	12,098
Noninterest expense	17,555	17,497	18,339	17,922	16,839
Income before income taxes	21,404	19,997	20,242	20,383	19,122
Income tax expense	7,397	6,879	6,884	6,938	6,532
Taxable equivalent adjustment	246	252	269	273	241
Net income	$13,761	$12,866	$13,089	$13,172	$12,349

Basic earnings per share	$0.78	$0.71	$0.72	$0.73	$0.72
Diluted earnings per share	0.77	0.71	0.72	0.72	0.71
Cash dividends declared per share	0.28	0.28	0.25	0.25	0.25

Average Common Share (000s):
Outstanding	17,719	18,006	18,127	18,052	17,268
Diluted	17,772	18,067	18,211	18,238	17,477

Net Interest Margin	4.58%	4.71%	4.55%	4.51%	4.42%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	Dec. 31	Sept. 30	June 30
	2006	2006	2005	2005	2005

Non-Interest Income:
Service charges	$10,903	$9,862	$10,530	$10,433	$9,685
Insurance commissions	521	614	620	595	545
Trust and investment mangagement fee income	504	566	504	468	462
Bank owned life insurance	678	537	691	552	545
Other income	857	810	1,067	959	843
Subtotal	13,463	12,389	13,412	13,007	12,080
Investment security gains	-	-	125	5	18
Total Non-Interest Income	$13,463	$12,389	$13,537	$13,012	$12,098

Non-Interest Expense:
Salaries and employee benefits	$8,764	$8,632	$8,416	$8,739	$8,404
Occupancy and equipment	1,624	1,599	1,569	1,687	1,564
Depreciation	1,071	1,050	1,062	1,096	994
Professional fees and litigation expense	571	395	486	456	514
Postage, delivery, and statement mailings	689	644	728	670	615
Advertising	755	774	710	764	762
Telecommunications	525	476	560	702	513
Bankcard expenses	458	543	540	512	560
Insurance and regulatory	381	388	380	385	365
Office supplies	372	383	388	327	275
Repossessed asset (gains) losses, net of expenses	(129)	4	(28)	(35)	(16)
Loss on early extinguishment of debt	-	282	-	-	-
Other expenses	2,474	2,327	3,528	2,619	2,289
Total Non-Interest Expense	$17,555	$17,497	$18,339	$17,922	$16,839

Employees (Full Time Equivalent)	779	764	770	768	767
Branch Locations	67	66	67	67	67

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	June 30	December 31
	2006	2005
	(Unaudited)
Assets
Cash and due from banks	$59,282	$81,822
Interest-bearing deposits in depository institutions	35,388	4,451
Cash and cash equivalents	94,670	86,273

Investment securities available-for-sale, at fair value	512,474	549,966
Investment securities held-to-maturity, at amortized cost	54,372	55,397
Total investment securities	566,846	605,363

Gross Loans	1,658,919	1,612,827
Allowance for loan losses	(16,636)	(16,790)
Net loans	1,642,283	1,596,037

Bank owned life insurance	54,058	52,969
Premises and equipment	43,094	42,542
Accrued interest receivable	11,271	13,134
Net deferred tax assets	30,095	27,929
Intangible assets	59,219	59,559
Other assets	20,485	18,791
Total Assets	$2,522,021	$2,502,597

Liabilities
Deposits:
Noninterest-bearing	$345,207	$376,076
Interest-bearing:
Demand deposits	427,813	437,639
Savings deposits	319,189	302,571
Time deposits	880,261	812,134
Total deposits	1,972,470	1,928,420
Short-term borrowings	142,156	152,255
Long-term debt	90,854	98,425
Other liabilities	32,421	31,356
Total Liabilities	2,237,901	2,210,456

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at June 30, 2006 and December 31, 2005
less 928,811 and 395,465 shares in treasury, respectively	46,249	46,249
Capital surplus	103,825	104,435
Retained earnings	177,467	160,747
Cost of common stock in treasury	(30,486)	(11,278)
Accumulated other comprehensive (loss) income:
Unrealized loss on securities available-for-sale	(8,750)	(4,839)
Unrealized loss on derivative instruments	(1,012)	-
Underfunded pension liability	(3,173)	(3,173)
Total Accumulated Other Comprehensive (Loss) Income	(12,935)	(8,012)
Total Stockholders' Equity	284,120	292,141
Total Liabilities and Stockholders' Equity	$2,522,021	$2,502,597

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30	March 31	Dec. 31	Sept. 30	June 30
	2006	2006	2005	2005	2005

Residential real estate	$601,097	$595,093	$592,521	$596,184	$596,893
Home equity	313,301	304,559	301,728	306,448	307,354
Commercial, financial, and agriculture	668,581	643,269	629,670	621,345	584,164
Installment loans to individuals	53,687	54,287	58,652	63,134	70,904
Previously securitized loans	22,253	25,918	30,256	35,599	41,670
Gross Loans	$1,658,919	$1,623,126	$1,612,827	$1,622,710	$1,600,985

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended June 30,
		2006			2005
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$596,758	$8,484	5.70%	$523,607	$7,290	5.58%
Home equity	309,270	5,962	7.73%	304,475	4,602	6.06%
Commercial, financial, and agriculture	651,501	12,092	7.44%	545,511	8,258	6.07%
Installment loans to individuals	55,280	1,600	11.61%	54,704	1,537	11.27%
Previously securitized loans	24,045	2,513	41.92%	45,583	2,836	24.95%
Total loans	1,636,854	30,651	7.51%	1,473,880	24,523	6.67%
Securities:
Taxable	579,058	7,489	5.19%	645,375	7,682	4.77%
Tax-exempt	43,388	700	6.47%	41,209	688	6.70%
Total securities	622,446	8,189	5.28%	686,584	8,370	4.89%
Deposits in depository institutions	33,986	416	4.91%	5,061	24	1.90%
Total interest-earning assets	2,293,286	39,256	6.87%	2,165,525	32,917	6.10%
Cash and due from banks	50,217			38,292
Bank premises and equipment	42,621			38,104
Other assets	170,271			140,301
Less: Allowance for loan losses	(16,911)			(17,489)
Total assets	$2,539,484			$2,364,733

Liabilities:
Interest-bearing demand deposits	438,851	1,329	1.21%	428,700	845	0.79%
Savings deposits	318,702	926	1.17%	291,368	468	0.64%
Time deposits	865,554	8,265	3.83%	713,383	5,292	2.98%
Short-term borrowings	161,082	1,326	3.30%	158,170	787	2.00%
Long-term debt	92,267	1,239	5.39%	154,723	1,662	4.31%
Total interest-bearing liabilities	1,876,456	13,085	2.80%	1,746,344	9,054	2.08%
Noninterest-bearing demand deposits	342,115			340,340
Other liabilities	28,527			28,098
Stockholders' equity	292,389			249,951
Total liabilities and
stockholders' equity	$2,539,487			$2,364,733
Net interest income		$26,171			$23,863
Net yield on earning assets			4.58%			4.42%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended June 30,
		2006			2005
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$594,954	$16,864	5.72%	$494,968	$13,809	5.63%
Home equity	305,787	11,556	7.62%	305,410	8,876	5.86%
Commercial, financial, and agriculture	643,420	23,385	7.33%	511,674	15,241	6.01%
Installment loans to individuals	55,909	3,193	11.52%	49,249	2,870	11.75%
Previously securitized loans	26,037	5,217	40.41%	50,230	5,917	23.75%
Total loans	1,626,107	60,215	7.47%	1,411,531	46,713	6.67%
Securities:
Taxable	576,640	14,748	5.16%	651,275	15,328	4.75%
Tax-exempt	43,843	1,418	6.52%	39,269	1,357	6.97%
Total securities	620,483	16,166	5.25%	690,544	16,685	4.87%
Deposits in depository institutions	24,490	566	4.66%	4,391	42	1.93%
Federal funds sold	-	-	-	290	4	2.78%
Total interest-earning assets	2,271,080	76,947	6.83%	2,106,756	63,444	6.07%
Cash and due from banks	51,726			41,063
Bank premises and equipment	42,575			36,229
Other assets	169,159			123,538
Less: Allowance for loan losses	(16,881)			(17,485)
Total assets	$2,517,659			$2,290,101

Liabilities:
Interest-bearing demand deposits	441,474	2,588	1.18%	421,005	1,561	0.75%
Savings deposits	312,542	1,658	1.07%	284,281	823	0.58%
Time deposits	848,306	15,474	3.68%	685,619	10,089	2.97%
Short-term borrowings	156,431	2,452	3.16%	151,158	1,364	1.82%
Long-term debt	93,773	2,499	5.37%	151,796	3,247	4.31%
Total interest-bearing liabilities	1,852,526	24,671	2.69%	1,693,859	17,084	2.03%
Noninterest-bearing demand deposits	342,298			331,046
Other liabilities	28,546			28,522
Stockholders' equity	294,294			236,674
Total liabilities and
stockholders' equity	$2,517,664			$2,290,101
Net interest income		$52,276			$46,360
Net yield on earning assets			4.64%			4.44%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	June 30	March 31	Dec. 31	Sept. 30	June 30
	2006 (a)	2006	2005	2005	2005

Tier I Capital:
Stockholders' equity	$284,120	$288,376	$292,141	$290,432	$279,624
Goodwill and other intangibles	(59,219)	(59,378)	(59,559)	(59,742)	(61,578)
Accumulated other comprehensive income	9,762	6,265	8,012	4,106	3,334
Qualifying trust preferred stock	25,500	25,500	28,000	28,000	28,000
Excess deferred tax assets	(4,079)	(2,254)	(1,071)	-	-
Total tier I capital	$256,084	$258,509	$267,523	$262,796	$249,380

Total Risk-Based Capital:
Tier I capital	$256,084	$258,509	$267,523	$262,796	$249,380
Qualifying allowance for loan losses	16,636	16,818	16,790	17,768	18,298
Total risk-based capital	$272,720	$275,327	$284,313	$280,564	$267,678

Net risk-weighted assets	$1,757,720	$1,742,943	$1,735,538	$1,758,566	$1,734,653

Ratios:
Average stockholders' equity to average assets	11.51%	11.87%	11.87%	11.47%	10.57%
Tangible capital ratio	9.13%	9.24%	9.52%	9.32%	8.91%
Risk-based capital ratios:
Tier I capital	14.57%	14.83%	15.41%	14.94%	14.38%
Total risk-based capital	15.52%	15.80%	16.38%	15.95%	15.43%
Leverage capital	10.34%	10.62%	10.97%	10.68%	10.83%

(a) June 30, 2006 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	June 30	March 31	Dec 31.	Sept. 30	June 30
	2006	2006	2005	2005	2005

Intangibles, net	$59,219	$59,378	$59,559	$59,742	$61,578
Intangibles amortization expense	181	181	183	183	95

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	Dec. 31	Sept. 30	June 30
	2006	2006	2005	2005	2005

Balance at beginning of period	$16,818	$16,790	$17,768	$18,298	$16,325

Allowance acquired through acquisition	-	-	-	-	3,265

Charge-offs:
Commercial, financial, and agricultural	43	185	527	54	663
Real estate-mortgage	232	296	302	208	323
Installment loans to individuals	239	368	664	476	263
Overdraft deposit accounts	955	958	996	1,012	832
Total charge-offs	1,469	1,807	2,489	1,750	2,081

Recoveries:
Commercial, financial, and agricultural	33	32	30	135	345
Real estate-mortgage	56	105	188	53	25
Installment loans to individuals	151	198	163	136	175
Overdraft deposit accounts	372	500	330	296	244
Total recoveries	612	835	711	620	789

Net charge-offs	857	972	1,778	1,130	1,292
Provision for loan losses	675	1,000	800	600	-
Balance at end of period	$16,636	$16,818	$16,790	$17,768	$18,298

Loans outstanding	$1,658,919	$1,623,126	$1,612,827	$1,622,710	$1,600,985
Average loans outstanding	1,636,854	1,615,242	1,618,711	1,612,344	1,473,880
Allowance as a percent of loans outstanding	1.00%	1.04%	1.04%	1.09%	1.14%
Allowance as a percent of non-performing loans	445%	504%	402%	487%	464%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.21%	0.24%	0.44%	0.28%	0.35%
Net charge-offs, excluding overdraft deposit accounts,
(annualized) as a percent of average loans outstanding	0.07%	0.13%	0.27%	0.10%	0.19%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	June 30	March 31	Dec. 31	Sept. 30	June 30
	2006	2006	2005	2005	2005

Nonaccrual loans	$3,046	$2,743	$2,785	$2,468	$2,709
Accruing loans past due 90 days or more	573	512	1,124	1,003	936
Previously securitized loans past due 90 days or more	123	85	268	174	299
Total non-performing loans	3,742	3,340	4,177	3,645	3,944
Other real estate owned, excluding property associated
with previously securitized loans	294	403	135	117	471
Other real estate owned associated with previously
securitized loans	92	306	-	-	-
	386	709	135	117	471
Total non-performing assets	$4,128	$4,049	$4,312	$3,762	$4,415

Non-performing assets as a percent of loans and
other real estate owned	0.25%	0.25%	0.27%	0.23%	0.28%